                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--63, Defined Asset Funds (Florida, New York, Ohio and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-53419 of our opinion dated June 30, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 6, 1997